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                                                                    Exhibit 99.4

                    QWEST COMMUNICATIONS INTERNATIONAL INC.

          OFFER TO EXCHANGE $1,000 IN PRINCIPAL AMOUNT AT MATURITY OF
                 9.47% SERIES B SENIOR DISCOUNT NOTES DUE 2007
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
                                      FOR
                EACH $1,000 IN PRINCIPAL AMOUNT AT MATURITY OF
               OUTSTANDING 9.47% SENIOR DISCOUNT NOTES DUE 2007
                  THAT WERE ISSUED AND SOLD IN A TRANSACTION
                      EXEMPT FROM REGISTRATION UNDER THE
                            SECURITIES ACT OF 1933,
                                  AS AMENDED

To Securities Dealers, Commercial
Banks, Trust Companies and Other
Nominees:

  Enclosed for your consideration is a Prospectus dated January 8, 1998 (as the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Qwest Communications International Inc. (the "Issuer") to exchange up to $550,890,000 in aggregate principal amount at maturity of its 9.47% Series B Senior Discount Notes Due 2007 (the "Exchange Notes") for up to $550,890,000 in aggregate principal amount at maturity of its outstanding 9.47% Senior Discount Notes Due 2007 that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Old Notes").

  We are asking you to contact your clients for whom you hold Old Notes registered in your name or in the name of your nominee, in addition, we ask you to contact your clients who, to your knowledge, hold Old Notes registered in their old name. The Issuer will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by the Issuer for customary mailing and handling expenses incurred by you to forwarding any of the enclosed materials to your clients. The Issuer will pay all transfer taxes, if any, applicable to the tender of Old Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

  Enclosed are copies of the following documents:

    1. the Prospectus;

    2. a Letter of Transmittal for your use in connection with the exchange of Old Notes and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to exchange Old Notes);

    3. a form of letter that may be sent to your clients for whose accounts you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer;

    4. a Notice of Guaranteed Delivery;

    5. guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

    6. a return envelope addressed to Bankers Trust Company, the Exchange
  Agent.

  YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON MONDAY, FEBRUARY 9, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE"). OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS, AT ANY TIME PRIOR TO THE EXPIRATION DATE.
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  To tender Old Notes, certificates for Old Notes or a Book-Entry Confirmation
(as defined in the Prospectus), a duly executed and properly completed Letter of Transmittal or a facsimile thereof, and any other required documents, must be received by the Exchange Agent as provided in the Prospectus and the Letter of Transmittal.

  Questions and requests for assistance with respect to the Exchange Offer or for additional copies of the enclosed material may be directed to the Exchange Agent at its address set forth in the Prospectus or at (800) 735-7777.

                                          Very truly yours,

                                          Qwest Communications International
                                           Inc.

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR ANY AFFILIATE THEREOF, OR AUTHORIZED YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR THE ENCLOSED DOCUMENTS AND THE STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.